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                                                                   EXHIBIT 99.1


PACIFICNET REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS
Monday April 18, 8:11 am ET

FOURTH QUARTER REVENUE INCREASES 25% ON A SEQUENTIAL BASIS HELPING COMPANY DOUBLE QUARTERLY EPS SEQUENTIALLY

QUARTERLY REVENUE GROWS MORE THAN 10-FOLD COMPARED TO FISCAL 2003

HONG KONG--(BUSINESS WIRE)--April 18, 2005-- PacificNet Inc. (Nasdaq:PACT -
News), a leading provider of business process outsourcing (BPO) services, value-added telecom services (VAS), CRM, call center, and interactive voice response (IVR) services in Greater China reported results for the fourth quarter and fiscal year ended December 31, 2004.

Fourth Quarter Highlights (in US dollars)

     o Quarterly revenues of $10,068,000 represented an increase of 1,053% as compared to $873,000 from Q4 2003; or a sequential increase of 25% as compared to $8,054,000 from Q3 2004.

     o Quarterly net income of $446,000, or $0.06 per share, represented an increase of 228% as compared to net income of $136,000, or $0.02 per share, from Q3 2004; the Company had a net loss of ($846,000), or ($0.14) per share in Q4 2003.

     o Quarterly operating profit of $1,026,000 increased 122% as compared to operating profit of $463,000 from Q3 2004; the Company had an operating loss of ($1,582,000) during Q4 2003.

     o Quarterly gross profit was $1,718,000, an increase of 25% as compared to $1,372,000 from Q3 2004; or an increase of 387% as compared to $353,000 from Q4 2003.

     o Cash and cash equivalents were $6,764,000 as of December 31, 2004, compared to $3,823,000 at the end of fiscal 2003.

     o Equity per share of $3.13 and cash per share of $0.93 as of December 31, 2004, as compared to $1.66 and cash per share of $0.18 as of September 30, 2004 respectively.

     o Continued profitability in each of the acquired subsidiaries and investments: YueShen, Epro, Linkhead, Smartime, and Cheer Era.

     o    Number of employees in China reached 1,000.

     o    Offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Shandong, and the
          US.

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Financial Results of Fiscal Year Ended December 31, 2004

     o Revenues of $29,709,000, an increase of 2,341% as compared to $1,217,000 from 2003.

     o Gross profit increased to $5,635,000, an increase of 986% as compared to $519,000 from 2003.

     o Operating profit of $1,937,000, as compared to an operating loss of ($2,523,000) from 2003.

     o Net income of $774,000, or $0.11 per share, as compared to net loss of ($1,878,000), or ($0.32) per share in 2003.

     o    Revenues of $9,385,000, $5,724,000 and $11,790,000; and Operating
          profit of $1,000,000, $1,859,000 and $85,000 were generated from the company's three business units: Outsourcing Business, VAS Business, and Communications Distribution Business, respectively.

These results were consistent with the increase in guidance the Company provided in a news release on February 28, 2005 when it raised financial targets for its fourth quarter and year-ended December 31, 2004.

2005 Business Outlook

     o For fiscal year 2005, the Company expects that total revenues will be between $45 and $50 million.

     o For fiscal year 2005, the Company expects that net income will be between $2.8 and $4.2 million, or about $0.25 to $0.38 per share.

     o For Q1 2005, the Company expects that total revenues will be between $8.5 and $9 million.

     o For Q1 2005, the Company expects that net income will be between $300,000 and $400,000, or about $0.03 to $0.04 per share.

     o The results variance between Q4 2004 and Q1 2005 is due to seasonal fluctuations in quarterly performance. Traditionally, the first quarter from January to March is a low season due to the long Lunar New Year holidays in China. Revenue and income from operations tend to be higher in the fourth quarter due to year-end holiday promotions.

     o For Q2 2005, the Company expects that total revenues will be between $10.5 and $12 million.

     o For Q2 2005, the Company expects that net income will be between $550,000 and $700,000, or about $0.05 to $0.06 per share.

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     o    PacificNet's strategy in 2005 is to capture market share and top-line growth in the VAS and IVR market in China while enhancing profit margins.

     o The Company expects continued revenue and profit growth in 2005 through organic growth and accretive acquisitions in the VAS and IVR market in China.

"2004 was a milestone year for PacificNet highlighted by rapid revenue growth, accretive acquisitions, a strengthened balance sheet and business expansion in China," said Tony Tong, Chairman of PacificNet. "We were very pleased by our strong fourth quarter results, which was our fourth consecutive profitable quarter with improving margins. We continued to build scale through the acquisition and integration of various companies in our value chain. Most importantly, we are now profitable in all acquired subsidiaries in China and Hong Kong. We have grown the company into a 1,000-employee organization with a presence in Hong Kong, Beijing, Shenzhen, Guangzhou, Shandong, and the US. We continue to execute on our strategy of capturing market share and revenue increases through organic growth, accretive acquisitions, and synergistic value creation. We believe that our fundamentals are stronger than ever and that market opportunities for sustainable growth and profitability in China's CRM and VAS sector are vast."

PacificNet's management team will host a conference call at 8:30 am Eastern Time today to discuss its fourth quarter and year-end results for the period ended December 31, 2004. The conference call is open to the public and may be accessed by calling (877) 853-4941 or (706) 758-7522 for international callers and entering conference ID 5660713. For those unable to attend the conference call live, an archive of the call will be available for a period of 30 days. The replay numbers are (800) 642-1687 or (706) 645-9291 for international callers. Please use conference ID 5660713. Recent Acquisitions in China's VAS Market

Recently, the Company expanded its operations by acquiring entities that operate as service providers in the wireless VAS & IVR industries, which have grown rapidly in China in recent years.

PacificNet Clickcom Limited

On December 16, 2004, the Company entered into an agreement to acquire a 51% controlling interest in Guangzhou Dianxun Digital Network Technology Co., Ltd ("Clickcom-WOFE", www.Mo168.com), a leading mobile internet company in China serving the four operators including China Mobile, China Unicom, China Telecom, and China Netcom. Clickcom offers a wide variety of wireless internet services such as SMS, WAP, and Java mobile applications. The acquisition was completed on March 28, 2005 upon receipt of the required business license and approval from the local government.

Guangzhou 3G Information Technology Co. Ltd.

On March 30, 2005 the Company entered into an agreement to acquire a controlling interest in Guangzhou 3G Information Technology Co., Ltd. ("Guangzhou 3G" aka "Sunroom", www.vs366.com). This acquisition is expected to help expand PacificNet's value-added service coverage to all of China through Guangzhou 3G's offices in 26 provinces in China including Guangdong, Guangxi, Hubei, Hunan,

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Jiangsu, Zhejiang, Shanghai, Henan, Anhui, Yunnan, Gansu, Ningxia, Inner
Mongolia, Guizhou, Tianjin, Qinghai, Hainan, Heilongjiang, Shanxi, Shandong, Chongqing, Jiangxi, Beijing, Hebei, Liaoning, and Jilin. Guangzhou 3G is one of the largest value-added telecom and information services providers in China with both voice (IVR and call center) and data (SMS, MMS, WAP, JAVA, GPRS) connection to the four major telecom operators: China Mobile, China Unicom, China Telecom, and China Netcom, covering both mobile and fixed-line networks.

About PacificNet

PacificNet Inc. (www.PacificNet.com), through its subsidiaries, invests in and operates companies that provide outsourcing and value-added services (VAS) and solutions in China, such as call centers, telemarketing, customer relationship management (CRM), business process outsourcing (BPO) and software development outsourcing, interactive voice response (IVR), mobile applications, and sales and distribution of telecom products and services. PacificNet's clients include the leading telecom operators, banks, insurance, travel, marketing, and service companies, as well as telecom consumers, in Greater China. Clients include China Telecom, China Netcom, China Mobile, China Unicom, PCCW, Hutchison Telecom, CSL, SmarTone, Sunday, Swire Travel, Coca-Cola, SONY, Samsung, TNT Express, Huawei, TCL, Dun & Bradstreet, American Express, Citibank, Bank of China, DBS, Hong Kong Government, and Hongkong Post. PacificNet employs over 1,000 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Shandong, and Macau.

PacificNet's operations include the following three groups:

(1) Outsourcing Services: including Business Process Outsourcing (BPO), call center, IT Outsourcing (ITO) and software development services. PacificNet's Outsourcing Services Group includes the following subsidiaries: PacificNet Epro, Smartime (aka Soluteck Shenzhen), and PacificNet Solutions.

(2) Value-Added Telecom Services (VAS): including Interactive Voice Response
(IVR), SMS and related VAS. PacificNet's VAS Group includes the following subsidiaries: Linkhead, Clickcom, and Guangzhou 3G (aka Sunroom)

(3) Communication Products Distribution Services Group: including calling cards, GSM/CDMA/XiaoLingTong products, multimedia self-service Kiosks. This group includes the following subsidiaries: Yueshen and Cheer Era.

PacificNet's outsourcing business units include ITO and BPO:

1. IT Outsourcing (ITO)

PacificNet Solutions (aka Smartime or Soluteck Shenzhen) is a leading provider of outsourcing services including software development, R&D, and project management services in China, employs over 280 staff and provides outsourcing services to the leading telecom, banking and financial services companies including Huawei, IBM, Bank of East Asia, etc.

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2. Business Process Outsourcing (BPO)

PacificNet Epro (www.EproTel.com.hk) is the industry leader and leading provider of outsourced call center, telemarketing, CRM, SMS, interactive voice response
(IVR) services, and other value-added telecom services (VAS) with over 13 years of field experience in Greater China. Epro Telecom's business consists of the following three major categories:

1. Outsourced Call Center Services: Epro's ISO 9001 certified outsourcing contact center hosts over 1000 workstations staffed by 600 agents and provides 24x7x365 multi-lingual inbound and outbound services.

2. Training and Consulting Services: The Epro Call Center Training Institute (ECCTI) is a leading provider of contact center management consulting and training services that help clients maximize the return on investment in their CRM operations.

3. Call Center Management Software Products and Solutions: Epro's software products include: WISE-xb Call Center agent performance, management, and reporting software, and Automatic Call Distribution (ACD) System, UMS, and SMS.

PACIFICNET INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of United States dollars, except loss per share and share amounts)

YEAR ENDED DECEMBER 31:                                2004     2003
                                                     -------- --------
Revenues                                             $29,709   $1,217
                                                     -------- --------
Cost of Revenues                                     (24,074)    (698)
                                                     -------- --------
Gross Margin                                           5,635      519

Selling, General and Administrative expenses          (3,620)  (2,758)
Depreciation and amortization                            (78)     (76)
Provision for written off of fixed assets                 --     (208)
                                                     -------- --------

PROFIT / (LOSS) FROM OPERATIONS                        1,937   (2,523)

Interest Income                                           79       27
Sundry income                                            422       54
                                                     -------- --------

PROFIT / (LOSS) BEFORE INCOME TAXES, MINORITY
  INTEREST AND DISCONTINUED OPERATIONS                 2,438   (2,442)

Provision for income taxes                               (30)     (32)
Share of profit of associated companies                   32       --
Minority Interests                                    (1,623)     596
                                                     -------- --------
PROFIT / (LOSS) BEFORE DISCONTINUED OPERATIONS           817   (1,878)
                                                     -------- --------
LOSS FROM DISCONTINUED OPERATIONS                        (43)      --

NET PROFIT / (LOSS) AVAILABLE TO COMMON STOCKHOLDERS    $774  ($1,878)
                                                     -------- --------
BASIC PROFIT / (LOSS) PER COMMON SHARE:
Profit / (Loss) from continuing operations             $0.11  ($ 0.36)
Profit / (Loss) from discontinued operations              --       --
                                                     -------- --------
NET INCOME / (LOSS)                                    $0.11  ($ 0.36)

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SELECTED QUARTERLY FINANCIAL INFORMATION

The following table sets forth selected quarterly financial information for the fiscal 2004 quarters ended December 31, 2004. The operating results for any given quarter are not necessarily indicative of results for any future periods (in thousands).

                                         Fiscal 2004 Quarter Ended
                                      --------------------------------

                                      31-Mar  30-Jun  30-Sep   31-Dec

Revenue                               $3,502  $8,084  $8,054  $10,068
Gross margin/(Loss)                    1,249   1,295   1,372    1,718
Profit/(Loss) from operations            469     357     541    1,026
Other items, net                        (328)   (306)   (405)    (580)
                                      --------------------------------
Net profit/(loss)                       $141     $51    $136     $446
                                      --------------------------------

BASIC AND DILUTED EARNINGS PER SHARE:
Profit/(loss) from continuing
 operations                            $0.07   $0.06   $0.08    $0.13
Other items, net                       (0.04)  (0.05)  (0.06)   (0.07)
                                      --------------------------------
Net profit/(loss)                      $0.03   $0.01   $0.02    $0.06
                                      ================================

Safe Harbor Statement

This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

---------------
CONTACT:
     PacificNet Inc.
     Jacob Lakhany, 605-229-6678
     Email: ir@pacificnet.com
     or
     CEOcast, Inc. for PacificNet
     Ed Lewis, 212-732-4300